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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 16, 2005


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

               ---------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 16, 2005, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three months ended January 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1. Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.

ITEM 8.01 OTHER EVENTS

In the February 16, 2005 press release, Synovis reported first-quarter consolidated net revenue of $13.4 million, versus $11.5 million in the same period last year. The company reported net income of $205,000, or $0.02 per diluted share, versus net income of $419,000, or $0.03 per diluted share, in the first quarter last fiscal year.

Cash, cash equivalents and short-term investments totaled $41.6 million at January 31, 2005, compared to an equivalent $42.3 million at the end of fiscal 2004. Cash provided by operations was $1.0 million in the first quarter of this year, compared to cash used of $419,000 in the first quarter of the prior fiscal year. In the just-completed quarter, capital expenditures totaled $834,000, and were largely related to the acquisition of specialized equipment to meet demand in the interventional business. The company is currently expecting fiscal 2005 capital expenditures of up to $5.0 million. In addition, $986,000 was used for the December 2004 acquisition of the assets of Neuroregen LLC.

Beginning with this first quarter of fiscal 2005, Synovis is reporting financial results in three business segments: surgical business, interventional business and corporate and other. The corporate and other category captures costs not allocated to one of the operating business segments; most costs are related to operating as a public company. Prior-year amounts have been reclassified to conform to this presentation.

SURGICAL BUSINESS

In the first quarter, surgical business revenue was $6.5 million, down 2 percent from $6.7 million in the year-ago period. The surgical business generated $877,000 in operating income, at an operating margin of 13 percent, compared to $1.5 million in the same period last year. While first-quarter revenue was flat with the fourth quarter of fiscal 2004, operating income was up sequentially from $740,000 at an operating margin of 11 percent in the fourth quarter of last year.

First-quarter revenue from Peri-Strips(R), the company's staple line buttress and the leading surgical business revenue generator, totaled $2.7 million, down from $3.1 million in the year-ago period and down sequentially from $2.8 million in the fourth fiscal quarter.

The microsurgery product line grew to $640,000 in the first quarter, representing a 72 percent increase over the prior-year quarter. The primary microsurgery products are the Microvascular Anastomotic Coupler (the Coupler) and coupler instrumentation, which are used by microsurgeons in several specialties to connect extremely small arteries or veins, without sutures, quickly, easily and with consistently excellent results. In December 2004, Synovis acquired the Neurotube(R), a device used to assist the regeneration of severed nerves, and began selling the product in the quarter.

INTERVENTIONAL BUSINESS

Interventional business revenue rose to $6.9 million in the fiscal 2005 first quarter, a 42 percent gain over $4.8 million in the same period last year - and a record first-quarter performance for this


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segment. First-quarter sales to the three largest interventional customers grew substantially, with an average growth rate of 49 percent. The interventional business reduced its first-quarter operating loss to $275,000, 47 percent lower than the year-ago period, even as this business incurred additional costs related to workforce reduction in the just-completed quarter.

Revenue from manufacturing transferred to Synovis Caribe in Puerto Rico increased to $1.4 million, up 135 percent from 2004 first-quarter revenue of $600,000.






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SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                            Three Months Ended
                                                                  Jan. 31
                                                           2005              2004
                                                       ------------      ------------

Net revenue                                            $     13,423      $     11,519
Cost of revenue                                               8,196             5,901
Gross margin                                                  5,227             5,618
Gross margin percentage                                          39%               49%
Selling, general and
  administrative                                              4,162             4,157
Research and development                                        908               894
Other operating expenses                                         36                --

Operating income                                                121               567
Interest, net                                                   185                67
Income before provision for
  income taxes                                                  306               634

Provision for income taxes                                      101               215

Net income                                             $        205      $        419

Basic earnings per share                               $       0.02      $       0.04
Diluted earnings per share                             $       0.02      $       0.03


Weighted average basic shares
  outstanding                                                11,728            11,459
Weighted average diluted shares
  outstanding                                                12,004            12,062


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Business Segment Information (unaudited)
(In thousands)

                                                            Three Months Ended
                                                                  Jan. 31
                                                           2005              2004
                                                       ------------      ------------

Net revenue
    Surgical business                                  $      6,543      $      6,686
    Interventional business                                   6,880             4,833
                                                       ------------      ------------
    Total                                              $     13,423      $     11,519

Gross margin
    Surgical business                                  $      3,910      $      4,345
    Interventional business                                   1,317             1,273
                                                       ------------      ------------
    Total                                              $      5,227      $      5,618

Gross margin percentage
    Surgical business                                            60%               65%
    Interventional business                                      19%               26%
    Total                                                        39%               49%

Operating income (loss)
    Surgical business                                  $        877      $      1,490
    Interventional business                                    (275)             (518)
    Corporate and other                                        (481)             (405)
                                                       ------------      ------------
    Total                                              $        121      $        567


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Condensed Consolidated Balance Sheets (unaudited)
As of Jan. 31, 2005 and Oct. 31, 2004
(in thousands, except share and per share data)

                                                                           2005             2004
                                                                       ------------     ------------

ASSETS
Current assets:
Cash and cash equivalents                                              $      8,124     $     15,369
Short-term investments                                                       33,477           26,931
Accounts receivable, net                                                      6,945            7,722
Inventories                                                                  11,270           11,591
Other                                                                         3,529            3,555
                                                                       ------------     ------------
    Total current assets                                                     63,345           65,168


Property, plant and equipment, net                                           13,897           13,704
Goodwill and other intangible assets, net                                     7,804            6,853
                                                                       ------------     ------------
    Total assets                                                       $     85,046     $     85,725
                                                                       ============     ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                  $      5,384     $      6,457
Current maturities of long-term obligations                                      25               40
                                                                       ------------     ------------
    Total current liabilities                                                 5,409            6,497


Deferred income tax liability, net                                            1,227            1,227
                                                                       ------------     ------------
    Total liabilities                                                         6,636            7,724
                                                                       ------------     ------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,748,641 and
     11,713,700 at January 31, 2005 and October 31, 2004,
     respectively                                                               117              117
Additional paid-in capital                                                   72,818           72,614
Retained earnings                                                             5,475            5,270
                                                                       ------------     ------------
    Total shareholders' equity                                               78,410           78,001
                                                                       ------------     ------------
    Total liabilities and shareholders' equity                         $     85,046     $     85,725
                                                                       ============     ============


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          (99.1) Synovis Life Technologies, Inc. News Release February 16, 2005.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: February 16, 2005            By: /s/ Connie L. Magnuson
                                        ----------------------------------------
                                        Connie L. Magnuson
                                        Vice-President of Finance, Chief
                                        Financial Officer and
                                        Corporate Secretary

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                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION                                      METHOD OF FILING
-----------                         -----------                                      ----------------

  (99.1)          Synovis Life Technologies, Inc. News Release              Filed herewith electronically.
                  dated February 16, 2005